SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

                       [Amendment No. ..................]



Filed by the Registrant |X|
Filed by a Party other than the Registrant /_/

Check the appropriate box:
/_/   Preliminary Proxy Statement
/_/ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|   Definitive Proxy Statement o Definitive  Additional Materials
/_/   Soliciting Material Pursuant to ss. 240.14a-11(C) or ss. 240.14a-12

       Paragon Technologies, Inc. (formerly, "SI Handling Systems, Inc.")
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                     Ronald J. Semanick, Corporate Secretary
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

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|X|   No fee required.
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      paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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      4)   Date Filed:  ________________________________________________________

                           PARAGON TECHNOLOGIES, INC.
                     (FORMERLY, "SI HANDLING SYSTEMS, INC.")

                  600 Kuebler Road, Easton, Pennsylvania 18040
                            Telephone (610) 252-7321




                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     The Annual Meeting of Shareholders of Paragon Technologies, Inc. (formerly, "SI Handling Systems, Inc."), a Pennsylvania corporation (the "Company"), will be held at the GPU Energy Building, 2121 Sullivan Trail, Easton, Pennsylvania 18040 on Thursday, August 24, 2000, at 11:00 a.m., local time, for the following purposes:

     1.  To elect six directors to the Board of Directors;

     2. To consider and act upon a proposal to amend the 1997 Equity Compensation Plan;

     3. To consider and act upon the shareholder proposals presented in the attached Proxy Statement; and

     4. To transact such other business as may properly come before the meeting or at any adjournment or adjournments thereof.

     Shareholders amounting to less than a quorum attending a meeting that has been previously adjourned for lack of a quorum shall, nevertheless, constitute a quorum for the purpose of electing directors.

     Shareholders amounting to less than a quorum attending a meeting that has been previously adjourned for one or more periods aggregating at least 15 days due to an absence of a quorum shall, nevertheless, constitute a quorum for the purposes of acting upon any other matters.







     IF YOU DO NOT EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE.












July 14, 2000                                                 RONALD J. SEMANICK
Easton, Pennsylvania                                                   Secretary

                           PARAGON TECHNOLOGIES, INC.
                     (FORMERLY, "SI HANDLING SYSTEMS, INC.")

                  600 Kuebler Road, Easton, Pennsylvania 18040

                                 Proxy Statement


     This Proxy Statement and the accompanying form of proxy are being mailed on or about July 14, 2000 to the shareholders of Paragon Technologies, Inc. (formerly, "SI Handling Systems, Inc.") (the "Company"). They are being furnished in connection with the solicitation by the Board of Directors of proxies to be voted at the 2000 Annual Meeting of Shareholders to be held at the GPU Energy Building, 2121 Sullivan Trail, Easton, Pennsylvania 18040 on
Thursday, August 24, 2000, 11:00 a.m., local time, and at any adjournment thereof. The cost of such solicitation will be borne by the Company.

     Only the shareholders of record at the close of business on June 26, 2000, of the outstanding shares of common stock of the Company will be entitled to vote at the meeting. A shareholder giving a proxy may revoke it at any time by giving written notice of such revocation to the Secretary of the Company before it is exercised. A proxy may also be revoked by executing a later proxy or by attending the meeting and voting in person, provided written notice of such actions are given to the Secretary of the Company before the enclosed proxy is exercised.

     At the close of business as of the above record date, there were outstanding and entitled to vote 4,184,878 shares of the Company's common stock. Each holder of shares entitled to vote has the right to one vote for each share standing in the holder's name on the books of the Company.

     The shares represented by each properly executed proxy will be voted in the manner specified by the shareholder. If instructions are not given, the shares will be voted by the persons named in the accompanying proxy in the election of directors as specified below, for adoption of the amendment of the Company's 1997 Equity Compensation Plan, against each of the shareholder proposals, and in their discretion on any other matters properly coming before the meeting.

     Under Pennsylvania law and the Company's Bylaws, the presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast will constitute a quorum for the purposes of the Annual Meeting. Abstentions and broker non-votes will be treated as present for purposes of determining the presence of a quorum. Directors are elected by a plurality of the votes cast at the meeting. Accordingly, directions to withhold authority, abstentions, and broker non-votes will have no effect on the outcome of the vote. For the approval of all other proposals, the affirmative vote of a majority of the votes cast on the proposals are required. Abstentions and broker non-votes will not be counted as votes and, therefore, will have no effect on the amendment to the Company's 1997 Equity Compensation Plan or the shareholder proposals.



July 14, 2000

                             Principal Shareholders

         Security Ownership of Management and Certain Beneficial Owners


     The following table sets forth certain information as of June 26, 2000 (unless otherwise noted) regarding the ownership of common stock (i) by each person known by the Company to be the beneficial owner of more than five percent of the outstanding common stock, (ii) by each director or nominee of the Company, (iii) by the executive officers of the Company named in the Summary Compensation Table included elsewhere in this Proxy Statement, and (iv) by all current executive officers and directors of the Company as a group. Unless otherwise stated, the beneficial owners exercise sole voting and/or investment power over their shares.

                                                         Right To
                                        Number of         Acquire
                                         Shares        Under Options                     Phantom
                                      Beneficially      Exercisable      Percentage       Stock
Beneficial Owner                         Owned        Within 60 Days    of Class (1)    Units (2)
----------------                      ------------    --------------    ------------   ----------

Emerald Advisers, Inc. (3).............   776,675              -          18.56%              -
   1857 William Penn Way
   Lancaster, PA  17601

L. Jack Bradt (4)......................   350,549              -           8.38%              -
   10 Ivy Court
   Easton, PA  18045

Elmer D. Gates (5).....................    28,400              -                          8,934

Michael J. Gausling....................         -              -                          5,001

William R. Johnson.....................    10,000         10,000                              -

Leon C. Kirschner......................   160,650              -           3.84%              -

Steven Shulman.........................   221,850              -           5.30%              -

William J. Casey.......................     9,864          8,227                              -


All current directors and
   executive officers as a
   group (9 persons) (4) (5)...........   793,034         29,029          19.50%         13,935
---------------------------

                                        2




(1) The percentage for each individual, entity or group is based on the aggregate number of shares outstanding as of June 26, 2000 (4,184,878) and all shares issuable upon the exercise of outstanding stock options held by each individual or group that are presently exercisable or exercisable within 60 days after June 26, 2000. Percentages of less than one percent are not shown.

(2) The Phantom Stock Units represent the investment of deferred directors' fees in units equivalent to shares of common stock of the Company. Benefits under the Paragon Technologies, Inc. (formerly, "SI Handling Systems, Inc.") Directors' Deferred Compensation Plan may be paid in cash or in shares of common stock of the Company at the election of the directors upon retirement.

(3)  This  information  is presented in reliance on  information  disclosed in a
     Schedule 13G filed with the Securities and Exchange Commission on February 1, 2000.

(4) Includes 51,487 shares held by members of Mr. Bradt's immediate family. Mr. Bradt disclaims beneficial ownership of such shares.

(5) Includes 2,000 shares held by members of Mr. Gates' immediate family. Mr. Gates disclaims beneficial ownership of such shares.

                              ELECTION OF DIRECTORS


     At the meeting, six nominees will stand for election as directors of the Company to hold office for a period of one year or until their successors have been elected and qualify.

     If the enclosed proxy is duly executed and received in time for the meeting, it is the intention of the persons named therein to vote the shares represented thereby for the six persons nominated for election as directors unless authority is withheld.

     If any nominee should refuse or be unable to serve, the proxy will be voted for such other person as shall be designated by the Board of Directors. Management has no knowledge that any of the nominees will refuse or be unable to serve.

     Information concerning the nominees for election as directors is set forth below:

              Name, Other Positions Or Offices With The Company                Director
                    and Principal Occupation For Past Five Years                 Since      Age
---------------------------------------------------------------------------    --------     ---

L. Jack Bradt..............................................................      1958        72
Former Northampton County Human Services Director, former
   Entrepreneur in Residence at Lehigh University, and founder, former
   CEO and Chairman of the Board of the Company.

Elmer D. Gates.............................................................      1996        70
Chairman of the Board of the Company, and former Vice
   Chairman of Fuller Company, a company involved in the
   design and manufacture of plants, machinery and equipment
   used in the cement, paper, power and processing industries. (1)

Michael J. Gausling........................................................      1995        42
President, CEO, and founder of STC Technologies, Inc.,
   a manufacturer of clinical diagnostic products.

William R. Johnson.........................................................      1999        53
President and Chief Executive Officer of the Company, former
   Senior Vice President of Rockwell  Automation's Reliance Electric
   Motor Group (1995 - 1998) and former General Manager of Rockwell
   Automation's Engineered Motors and Generators Business (1993 - 1995).

Leon C. Kirschner..........................................................      1999        61
Corporate Vice President of the Company and President of
   Ermanco Incorporated since 1983.

Steven Shulman.............................................................      1999        59
Managing Director of Latona Associates, Inc., (2)
-----------------------------

(1) Mr. Gates is a director of PP&L Corp., an electric utility providing service to various counties in Central Eastern Pennsylvania. He was also Vice Chairman and a director of Ambassador Bank.
(2) Mr. Shulman is Chairman of Terrace Food Group, Inc., a director of WPI Group, Inc., and a director of Beacon Capital Partners, Inc. He was also a director of Ermanco Incorporated at the time of its acquisition by the Company on September 30, 1999.

       ADDITIONAL INFORMATION CONCERNING CERTAIN DIRECTORS AND COMMITTEES


     There are three  standing  committees of the Board of Directors:  the Audit
Committee,   the  Compensation   Committee,   and  the  Committee  on  Strategic
Alternatives.

     The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial reports and other financial information provided by the Company to any governmental body or the public, the Company's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board of Directors have established, and the Company's accounting and financial reporting processes generally. Consistent with this function, the Audit Committee encourages continuous improvement of, and fosters adherence to the Company's policies, procedures, and practices at all levels. The Audit Committee's primary duties and responsibilities are to serve as an independent and objective party to monitor the Company's financial reporting process and internal control system, review and appraise the audit efforts of the Company's independent accountants, and provide an open avenue of communication among the independent accountants, financial and senior management, and the Board of Directors. The Audit Committee also reviews and discusses with the Company's external auditors the scope of their annual audit and related fees as well as any other services provided by them. It reviews with the auditors the results of the audit and the year-end financial statements and recommends to the Board of Directors matters related to the selection and engagement of the independent auditors. The members of the Audit Committee during the ten months ended December 31, 1999 were Mr. Bradt, Chairman, and Messrs. Gates and Gausling.

     The Compensation Committee reviews and recommends to the Board of Directors matters with respect to the remuneration arrangements for officers and directors of the Company including salaries and other direct compensation and incentive stock option awards. The members of the Compensation Committee during the ten months ended December 31, 1999 were Mr. Gausling, Chairman, and Messrs. Bradt and Gates, and Mr. Shulman since his appointment as a director on September 30, 1999.

     On June 7, 1999, the Board of Directors established the Committee on Strategic Alternatives and the Corporate Governance Committee.

     The Committee on Strategic Alternatives' responsibilities include reviewing the selection and performance of the Company's investment banking firm, assessing alternate uses of capital, and studying strategic alternatives to enhance shareholder value. The members of the Committee on Strategic Alternatives during the ten months ended December 31, 1999 were Mr. Johnson, Chairman, and Messrs. Bradt and Gausling, and Mr. Yurkovic (until his retirement on September 8, 1999).

     The Board of Directors effectively disbanded the Corporate Governance Committee of the Board on May 10, 2000. The Corporate Governance Committee's responsibilities included evaluating Board performance, monitoring adherence to the requirements for serving as a director, reviewing the size and composition of the Board and its committees, and soliciting and making recommendations for candidates for the Board. The committee made recommendations to the Board on matters concerning directorship practices, including Board tenure and retirement policies, and rotation of Board members in their roles as Chairman of the Board and its committees. The committee also reviewed and advised the full Board on issues of corporate governance. The members of the Corporate Governance Committee during the ten months ended December 31, 1999 were Mr. Fahey, Chairman (until his retirement on March 1, 2000), and Mr. Gates. The function of the Corporate Governance Committee is being conducted by the Company's directors on an ongoing basis.

     There was one meeting of the Audit Committee and four meetings of the Compensation Committee, one meeting of the Corporate Governance Committee, and one meeting of the

Committee on Strategic Alternatives during the ten months ended December 31, 1999. The Board of Directors met nine times during the ten months ended December 31, 1999. Each director attended all of the meetings of the Board of Directors and committees of the Board of Directors on which he served, with the exception of Messrs. Bradt and Gates who each missed one meeting of the Board of Directors and one Committee meeting.


                            COMPENSATION OF DIRECTORS

     Directors who are also employees of the Company receive no additional remuneration for their services as directors. The Chairman of the Board of Directors and other non-employee directors receive an annual retainer of $12,000 and $6,000, respectively; a fee of $2,500 for each Board meeting attended; a fee of $600 per day for all Company-related activities undertaken at the request of the Chairman of the Board or the Chief Executive Officer of the Company; a fee of $300 per interview for all Company-related activities undertaken in connection with interviewing qualified candidates to fill vacancies in key positions within the Company; and a fee of $200 for each Board meeting held by telephone conference. There are no additional directors' fees paid for serving on the Committees of the Board of Directors. Directors are also reimbursed for their customary and usual expenses incurred in attending Board and Committee Meetings including those for travel, food, and lodging.

     The Company permits its directors, at their election, to defer receipt of payment of directors' fees. During the ten months ended December 31, 1999, $62,000 of directors' fees was deferred. Deferred directors' fees accrue interest at the prime rate of interest charged by the Company's principal bank or may be invested in units equivalent to shares of common stock of the Company. During the ten months ended December 31, 1999, distributions under the Directors' Deferred Compensation Plan totaled $18,986.


                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee is comprised of Mr. Gausling, Chairman, and Messrs. Bradt, Gates and Shulman. Mr. Bradt was formerly the CEO of the Company, and is currently Chairman of the Audit Committee.


COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Compensation Philosophy and Practices

     It is the Company's policy to offer internally and externally competitive compensation opportunities for its employees based on a combination of factors, including corporate performance and individual contribution to the business consistent with corporate needs and objectives.

     The Compensation Committee of the Company, whose members are identified above, annually reviews and recommends compensation for the Company's executive officers to the Board of Directors. The annual compensation review permits an ongoing evaluation of the link between the Company's performance and its executive compensation in the context of the compensation programs of other companies. A significant part of executive officers' compensation is dependent upon the Company's annual financial performance, including pre- tax earnings, basic earnings per share, effective management of the Company's operations, and backlog adequacy.

     There are four basic elements to executive officer compensation: salary, bonus, auto allowance, and stock options granted at market value vesting over a period of time, typically four years. The stock option program rewards executive officers for successful long-term strategic management and enhancement of shareholder value by providing an opportunity to acquire equity ownership in the Company stressing both annual and long-term performance and supporting a performance-oriented environment which allows the Company to attract and retain qualified management personnel. The Compensation Committee believes equity ownership in the Company by management aligns the interest of shareholders and management.

     Salaries for executive officers are determined with reference to a position rate for each officer. The position rates are determined annually by evaluating the responsibilities of the position and taking into consideration, among other things, salaries paid to other executives in comparable positions in comparably-sized companies, levels of experience, and job responsibilities. The Compensation Committee determines adjustments to executive officer salary based on the recommendation of the Chief Executive Officer. The salary adjustment recommendations are based on performance criteria such as financial performance, strategic decisions, personnel development, individual performance, and potential of the individual in the job.

     The Compensation Committee awards bonuses to the Company's executive officers pursuant to an existing Executive Officer Incentive Plan. The bonus amounts for executive officers is at risk and will vary from year to year. The bonus pool is calculated based on a formula tied principally to the Company's profitability. The pool is allocated by the Compensation Committee, on the recommendation of the Chief Executive Officer, among the executive officers, based on a series of factors, including financial objectives, other business objectives, and assessment of personal contribution. The financial objectives include a pre-tax earnings target, basic earnings per share target, effective management of the Company's operations, and backlog adequacy. However, in the event the Company does not reach its financial objectives, the Board of Directors has discretionary authority to award bonuses based on an executive officer's individual performance and personal contribution to the business.

     The Compensation Committee may grant stock options each year to executive officers and other employees based on a variety of factors, including the financial performance of the Company and an assessment of personal contribution. The options are granted with an exercise price equal to the market price of the Company's common stock on the date of grant, vest over a period of four years, and expire after five years. The options provide value to the recipients as the price of the Company's stock appreciates from the date when the options were granted. Historically, stock options have been granted based on position rate. The objective is to provide executive officers with equity ownership in the Company and align closely executive interests with the longer term interests of shareholders.


CEO Compensation

Salary and Stock Options
------------------------

     The Company's most highly compensated officer was William R. Johnson, President and CEO.

     The Company entered into an executive employment agreement with Mr. Johnson, commencing on March 29, 1999. Terms of the employment agreement include a base salary of not less than $216,000 per year. The employment agreement entitles Mr. Johnson to participate in the Company's Officer Incentive Plan that provided for the opportunity to receive a bonus of up to one hundred percent (100%) of base salary then in effect, based on the achievement of earnings targets as defined for the ten months ended December 31, 1999 by the Board of Directors. On June 1, 1999, in accordance with the employment agreement, Mr. Johnson was granted stock options to purchase 40,000 shares of the Company's common stock at an exercise price of $10.875 per share, the fair market value of the Company's common stock on the date of grant under and subject to terms of the Company's 1997 Equity Compensation Plan.

     In December 1999, Mr. Johnson's performance was reviewed by the Compensation Committee and discussed with the Board of Directors and Mr. Johnson. Although the Company did not achieve its earnings goals for the ten months ended December 31, 1999, the Compensation Committee determined that a $39,000 or 18.1% increase in the Chief Executive Officer's base salary to $255,000 effective January 1, 2000, and a bonus of $50,000 for the ten months ended December 31, 1999 was appropriate in light of the efforts made by Mr. Johnson in completing the acquisition of Ermanco Incorporated on September 30, 1999 (the largest acquisition in the Company's history), reorganizing the Company's Easton operations, streamlining operations, reducing overhead costs, enhancing internal controls related to contracts in process, and also taking into consideration salaries paid to other executives in comparable positions.

     Mr. Johnson's bonus potential was predicated on the Company achieving its corporate "performance hurdle" of planned net earnings; however, the Board of Directors exercised discretionary authority to reward Mr. Johnson's personal contribution to the business.


Conclusion

     The Company's executive compensation program is designed to link the performance of management to accomplishing both short and long-term earnings goals, building shareholder value, and personal contribution to the business. The individual elements are understandable and together provide compensation that is well suited for a Company of our size. The management team understands the linkage of operating performance, personal contribution to the business, and their own compensation.

     The foregoing constitutes the report of the Compensation Committee of the Board of Directors for the Company's ten months ended December 31, 1999.

           COMPENSATION COMMITTEE:         Michael J. Gausling, Chairman
                                           L. Jack Bradt
                                           Elmer D. Gates
                                           Steven Shulman

Compensation

     Set forth below is certain information relating to compensation received by the Company's Chief Executive Officer and the other most highly compensated executive officer (the "Named Executive Officers"). No other executive officer earned over $100,000 in salary and bonus in the ten months ended December 31, 1999.


                           Summary Compensation Table
                           --------------------------

                                                                        Long-Term
                         Fiscal                                           Comp.
                                                                        ---------
                          Year                          Other Annual      Stock      All Other
                          Ended     Salary     Bonus    Compensation     Options   Compensation
  Name and Position        (1)      ($)(2)      ($)        ($)(3)         (#)(4)      ($)(5)
---------------------   --------   --------   -------   ------------    ---------  ------------

William R. Johnson      12/31/99   $166,154   $50,000      $3,690         40,000     $150,000
   President and
   Chief Executive
   Officer (6)


William J. Casey        12/31/99     82,885    25,000       4,100         10,000       3,315
   Executive            02/28/99     88,876    20,000       4,920          3,354       6,325
   Vice                 03/01/98     87,423    83,280       4,895          6,600       8,754
   President
------------------------

(1) On September 30, 1999, the Board of Directors of Paragon Technologies, Inc. (formerly, "SI Handling Systems, Inc.") (the "Company") approved an amendment to Article 1, Section 1.03 of the Company's Bylaws to change the fiscal year end of the Company from the Sunday nearest to the last day of February to December 31. For the year ended December 31, 1999, the fiscal year consisted of ten months. Prior to the recent change in the Company's Bylaws, each of the fiscal years ended February 28, 1999 and March 1, 1998 consisted of 52 weeks.

(2) This column includes employee pre-tax contributions to the Company's 401(k) Retirement Savings Plan.

(3) This column consists of an auto allowance of $410 per month for the business usage of personal automobiles. Prior to April 1, 1997 the auto allowance was $385 per month.

(4) Options become exercisable in increments of 25% on the anniversary date of the grant. Thus at the end of four years the options are fully exercisable. Currently, all options have a term of five years. All stock option amounts have been adjusted to reflect stock splits and dividends.

(5) This column includes the amounts expensed for financial reporting purposes for Company contributions to the Company's 401(k) Retirement Savings Plan pertaining to basic, matching, and profit sharing contributions relating to Mr. Casey, and relocation costs relating to Mr. Johnson.

(6)  Mr. Johnson became President and a Director of the Company on March 29, 1999.

Stock Options Granted to Named Executive Officers During The Ten Months Ended December 31, 1999

     The following table sets forth certain information regarding options for the purchase of the Company's common stock that were awarded to the Named Executive Officers during the ten months ended December 31, 1999.

             Option Grants In The Ten Months Ended December 31, 1999

                                                                                Potential
                                    % of Total                                  Realizable
                                    Granted to                               Value at Assumed
                                    Employees                                  Annual Rates
                                    In The Ten                                of Stock Price
                                      Months                                 Appreciation for
                         Options      Ended        Exercise                   Option Term (2)
                         Granted     December        Price      Expiration   -----------------
       Name            (#) (1) (2)   31, 1999      ($/Share)       Date      5% ($)     10% ($)
------------------     -----------  ----------     ---------   ------------  ------     -------
William R. Johnson          40,000      23.2%       $10.875       06/01/04   $120,182   $265,572

William J. Casey            10,000       5.8%        10.000       07/20/04     27,628     61,051
------------------------

(1) Options vest in one-quarter increments over the four-year period following the date of grant, with the first one-quarter of such options vested on June 1, 2000 for Mr. Johnson and July 20, 2000 for Mr. Casey, respectively.

(2) The potential realizable value portion of the foregoing table illustrates value that might be realized upon the exercise of the options immediately prior to the expiration of the term, assuming the specified rates of appreciation on the Company's common stock over the term of the options. These numbers do not take into account provisions for termination of the option following termination of employment or vesting over a period of four years. The dollar amounts under these columns are the result of calculations at the 5% and 10% rates required by the SEC and, therefore, are not intended to forecast possible future appreciation of the stock price.

Stock Options Exercised During The Ten Months Ended December 31, 1999 and Held by Named Executive Officers as of December 31, 1999.

     The following table sets forth certain information regarding options for the purchase of the Company's common stock that were exercised and/or held by the Company's Named Executive Officers during the ten months ended December 31, 1999.

      Aggregated Option Exercises in the Ten Months Ended December 31, 1999
                           And Year-End Option Values
                           --------------------------

                                                              Number of               Value of
                                                           Shares Covered            Unexercised
                                # of                       By Unexercised           In-The-Money
                               Shares                        Options At              Options At
                              Acquired                    December 31, 1999       December 31, 1999
                                 On          Value          Exercisable/            Exercisable/
            Name            Exercise (1)   Realized       Unexercisable (1)         Unexercisable
------------------------    ------------   --------       ------------------      -----------------
William R. Johnson          -               $    -               0/40,000          $         0/0

William J. Casey            450 (2)          2,931           4,514/16,190            1,199/1,199
------------------------

(1) All common shares, stock options, and price per share figures have been adjusted to reflect stock splits and dividends.

(2)   On June 21, 1999, Mr. Casey acquired 450 shares of common stock by exercising 450 options to obtain the shares.


Employment Agreement with William R. Johnson

      The Company entered into an executive employment agreement with William R. Johnson, its President, commencing on March 29, 1999. Effective July 21, 1999, in accordance with the employment agreement, Mr. Johnson was elected Chief Executive Officer of the Company. Terms of the employment agreement include a base salary of not less than $216,000 per year. The employment agreement entitles Mr. Johnson to participate in the Company's Officer Incentive Plan that provides the opportunity to receive a bonus, based on the achievement of earnings targets as defined for each fiscal year by the Board of Directors. On June 1, 1999, Mr. Johnson was granted stock options to purchase 40,000 shares of the Company's common stock at an exercise price of $10.875 per share, the fair market value of the common stock on the date of grant under and subject to terms of the Company's 1997 Equity Compensation Plan. The options vest at a rate of twenty-five percent (25%) per year on each of the first four (4) anniversaries of the June 1, 1999 grant date, or will immediately vest upon or change in control of the Company. Effective January 1, 2000, the Board of Directors increased Mr. Johnson's base salary to $255,000 per year. During the ten months ended December 31, 1999, the Board of Directors exercised their discretionary authority to reward Mr. Johnson's personal contribution to the business by awarding Mr. Johnson a bonus of $50,000. On February 9, 2000, Mr. Johnson was granted stock options to purchase 40,000 shares of the Company's common stock at an exercise price of $7.063 per share, the fair market value of the common stock on the date of grant under and subject to terms of the Company's Equity Compensation Plan. The options vest at a rate of twenty-five percent (25%) per year on each of the first four (4) anniversaries of the February 9, 2000 grant date, or will immediately vest upon a change in control of the Company.

      The Company has the right to terminate Mr. Johnson's employment with or without cause. Cause is defined as any material breach of the employment agreement, disloyalty to the Company, willful misconduct, conviction of a felony or other criminal act. Mr. Johnson has the right to terminate the employment agreement voluntarily. The employment agreement may also be terminated upon a change in control of the Company. The employment agreement provides for severance benefits of one year's base salary in the event of termination of Mr. Johnson's employment for termination without cause, and up to two year's base salary in the event of termination upon a change in control.

      Other benefits normally made available by the Company to executive officers, including participation in any health plan, retirement savings plan, and receipt of a monthly auto allowance and relocation costs, are also made available to Mr. Johnson under the employment agreement.


Employment Agreement with Leon C. Kirschner

      The Company entered into a three-year employment agreement with Leon C. Kirschner, a former shareholder of Ermanco Incorporated, on October 1, 1999. Effective October 1, 1999, in accordance with the employment agreement, Mr. Kirschner was appointed Corporate Vice President and a director of the Company and President of Ermanco Incorporated. Terms of the employment agreement include a base salary of not less than $253,000 per year. The employment agreement entitles Mr. Kirschner to participate in the Ermanco Management Incentive Plan that provides the opportunity to receive a bonus based upon the achievement of the sales, income, and cash generation goals set forth in the Ermanco Plan. From October 1, 1999, the effective date of the employment agreement, to the December 31, 1999 year end, Mr. Kirschner was awarded a bonus of $35,316 in accordance with the Ermanco Management Incentive Plan.

      At the inception of the employment agreement, Mr. Kirschner was granted incentive stock options to purchase 25,000 shares of the Company's common stock at an exercise price of $8.25 per share, the fair market value of the common stock on the date of grant under and subject to the terms of the Company's 1997 Equity Compensation Plan. The options vest at a rate of twenty-five percent (25%) per year on each of the first four (4) anniversaries of the grant date, or will immediately vest upon a change in control of the Company. On February 9, 2000, Mr. Kirschner was granted incentive stock options to purchase 25,000 shares of the Company's common stock at an exercise price of $7.063 per share, the fair market value of the common stock on the date of grant under and subject to the terms of the Company's 1997 Equity Compensation Plan. The options vest at a rate of twenty-five percent (25%) per year on each of the first four (4) anniversaries of the February 9, 2000 grant date, or will immediately vest upon a change in control of the Company.

      The Company has the right to terminate Mr. Kirschner's employment with or without cause. Cause is defined as any material breach of the employment agreement, disloyalty to the Company, willful misconduct, conviction of a felony or other criminal act. Mr. Kirschner has the right to terminate the employment agreement voluntarily. The employment agreement may also be terminated upon a change in control of the Company. The employment agreement provides for severance benefits of up to two year's base salary in the event of termination upon a change in control, and up to two year's base salary, average annual bonus, and fringe benefits in the event of termination without cause.

      Other benefits normally made available by the Company to executive officers, including participation in any health plan, retirement savings plan, and receipt of automobile benefits are also made available to Mr. Kirschner.

                             STOCK PERFORMANCE CHART


     The following graph illustrates the cumulative total shareholder return on the Company's common stock during the ten months ended December 31, 1999, and the four fiscal years ended February 28, 1999, March 1, 1998, March 2, 1997, and March 3, 1996 with comparison to the cumulative total return on the Nasdaq Stock Market - US Index, the Amex Market Value Index, and a Peer Group of Construction and Related Machinery Companies [SIC Code 353]. This comparison assumes $100 was invested on February 24, 1995 in the Company's common stock and in each of the foregoing indexes and assumes reinvestment of dividends.




                      [GRAPHIC OMITTED - PERFORMANCE CHART]




                                      2/24/95   3/01/96   2/28/97   2/27/98    2/26/99   12/31/99
                                      -------   -------   -------   -------    -------   --------

Paragon Technologies, Inc.
   (formerly, "SI Handling
   Systems, Inc.")                      100       104       260        327       281        232
Nasdaq Stock Market -
   US Index                             100       139       166        227       296        525
(1) Peer Group - SIC Code 353           100       116       198        260       152        140
(2) Amex Market Value Index             100       123       128        161       169        211

------------------------

(1)  The Peer Group of Construction and Related Machinery Companies from The 1999
     Nasdaq-Amex Fact Book & Company Directory includes:  A.S.V., Inc., Bolt Technology
     Corporation, Columbus McKinnon Corporation, ERC Industries, Inc., Gradall Industries, Inc.,
     Industrial Rubber Products, Inc., Lufkin Industries, Inc., OmniQuip International, Inc., Quipp,
     Inc., Paragon Technologies, Inc. (formerly, SI Handling Systems, Inc.), and Tesco
     Corporation.  The total returns of each member of the Peer Group were determined in accordance with Securities and Exchange Commission regulations; i.e., weighted according to each such issuer's stock market capitalization.
(2)  On March 9, 2000, the Company's  common stock began trading on The American
     Stock  Exchange  (Amex)  under the symbol  "PTG."  Prior to this date,  the
     Company's  common  stock was traded on The Nasdaq  Stock  Market  under the symbol "SIHS."

                APPROVAL OF AMENDMENT TO EQUITY COMPENSATION PLAN


   In May 1997, our Board unanimously approved the 1997 Equity Compensation Plan (the "Plan"). The Plan was approved by our stockholders in July 1997. Under the Plan, the Company may grant:
   o  options  intended to qualify as incentive  stock  options  ("ISOs"), under
      Section 422(b) of the Internal Revenue Code;
   o  non-qualified  stock  options  ("NSOs");
   o  restricted  stock;
   o  stock appreciation rights ("SARs"); and
   o  performance units.

   The Company can grant stock options, restricted stock, SARs and performance units (collectively "Grants") under the plan to its employees, directors, consultants and advisors. The Company filed a registration statement on Form S-8 to register the shares of Common Stock issuable under the Plan in September 1997.

Amendment to the Plan
---------------------

   On June 21, 2000, the Board of Directors adopted an amendment to the 1997 Equity Compensation Plan to increase the number of shares of our common stock reserved for Grants under the Plan by 300,000 from 412,500 to 712,500. Grants under the plan are a vital component of compensation packages that the Company can offer to attract high-caliber individuals. Importantly, Grants under the plan also serve to ensure that the Company's employees' overall compensation is tied to increases in stockholder value. The Board of Directors adopted this amendment to ensure that, as the Company grows over the coming year, the Company can meet these objectives and continue to make Grants under the plan to employees at levels determined appropriate by the compensation committee.

   As of June 26, 2000, 97,063 shares of the Company's common stock remained available for Grants under the Plan and 315,437 shares of our common stock were reserved for issuance under outstanding Grants, under the Plan. The number of shares subject to the Plan is subject to adjustment in the case of a stock split, stock dividend, combination, recapitalization or similar transaction.

   As of June 26, 2000, ISOs to purchase 272,219 shares of our common stock were outstanding under the Plan, with exercise prices ranging from $5.875 to $15.25. NSOs to purchase 43,218 shares of common stock were outstanding under the Plan on that date, with exercise prices ranging from $7.063 to $10.875. The Company has not made any other grants under the Plan. Outstanding options have expiration dates ranging from October 14, 2002 to May 9, 2005. On June 26, 2000, the last sale price for our common stock reported on the American Stock Exchange was $6.375.

   The table below sets forth the number of shares of our common stock underlying options granted under the Plan as of June 26, 2000 to: (1) the named executive officers who hold options, (2) our current executive officers as a group, (3) our current nonemployee directors as a group, and (4) our employees, including current officers who are not executive officers, as a group.

                                                             Stock Option Grants
Name                                                            Under the Plan
----                                                         ------------------
William R. Johnson                                                  80,000
William J. Casey                                                    34,954
All current executive officers as a group                          206,408
All current nonemployee directors as a group                             -
All employees, including all current officers who are not
  executive officers, as a group                                   109,209

Description of the Plan
-----------------------

   Administration of the Plan. The Plan is administered and interpreted by a committee (the "Committee") of the Board of Directors consisting of not less than two persons appointed by the Board of Directors from among its members, each of whom may be a "non-employee director" as defined in Rule 16b-3 under the Securities Exchange Act of 1934 and an "outside director" as defined by Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Committee has the authority to determine (i) the persons to whom Grants may be made under the Plan, (ii) the type, size and other terms and conditions of each Grant, (iii) the time when the Grants will be made and the duration of any applicable exercise or restriction period, including the criteria for vesting and the acceleration of vesting, and (iv) any other matters arising under the Plan. The Committee has full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for conduct of its business as it deems necessary or advisable, in its sole discretion. The members of the Compensation Committee currently serve as this Committee. Notwithstanding the foregoing, the Board of Directors may ratify or approve Grants, in which case references to the "Committee" shall be deemed to include the Board of Directors.

   Eligibility for Participation. Grants may be made to any employees (including officers and directors) of, or key advisors (including consultants) to, the Company or its subsidiaries and to non-employee directors of the Company. Approximately 150 employees and 6 directors (including 4 non-employee directors) are currently eligible for Grants under the Plan. During any fiscal year, no participant may receive Grants under the Plan for more than 100,000 shares of Common Stock.

   Options. The exercise price of any ISO granted under the Plan will not be less than the fair market value of the underlying shares of Common Stock on the date of grant, except that the exercise price of an ISO granted to an employee who owns more than 10% of the total combined voting power of all classes of the stock of the Company or its subsidiaries may not be less than 110% of the fair market value of the underlying shares of Common Stock on the date of grant. The exercise price of an NSO may be greater than, equal to or less than the fair market value of the underlying shares of Common Stock on the date of grant. The Committee will determine the term of each Option; provided, however, that the exercise period may not exceed ten years from the date of grant, and the exercise period of an ISO granted to an employee who owns more than 10% of the total voting power of all outstanding stock of the Company or its subsidiaries may not exceed five years from the date of grant. A participant may pay the exercise price (i) in cash, (ii) with the approval of the Committee, by delivering shares of Common Stock owned by the participant and having a fair market value on the date of exercise equal to the exercise price or (iii) by any other method approved by the Committee. The Committee may permit a participant to instruct the Company to deliver the shares of Common Stock due upon the exercise to a designated broker instead of to the participant.

   Restricted Stock. The Committee may issue shares of Common Stock to participants pursuant to the Plan. Shares may be issued for cash consideration or for no cash consideration, as the Committee determines. The number of shares of Common Stock granted to each participant shall be determined by the Committee, subject to the maximum limit described above. Grants of restricted stock will be made subject to such performance requirements, vesting provisions, transfer restrictions or other restrictions and conditions as the Committee may determine.

   Stock Appreciation Rights. The Committee may grant SARs alone or in tandem with any stock option pursuant to the Plan. Unless the Committee determines otherwise, the base price of an SAR will be the exercise price of the related stock option or, if there is no related option, the fair market value of a share of Common Stock on the date of grant of the SAR. When the participant exercises an SAR, the participant will receive the amount by which the fair market value of the Common Stock on the date of exercise exceeds the base price of the SAR. The Committee shall determine whether the appreciation will be paid in cash or in shares of

Common Stock, or in a combination of the two. To the extent a participant exercises a tandem SAR, the related option shall terminate. Similarly, upon exercise of a stock option, the related SAR, if any, shall terminate.

   Performance Units. The Committee may grant performance units to employees or key advisors. Performance units may be payable in cash or shares of Common Stock at the end of a specified performance period. Payment will be contingent upon achieving performance goals by the end of the performance period. The measure of a performance unit may be based on the fair market value of a share of Common Stock or such other measurement base as the Committee may determine. The Committee will determine the performance criteria, the length of the performance period, the maximum payment value of an award, and the minimum performance goals required before payment will be made.

   Section 162(m). Under Section 162(m) of the Code, the Company may be precluded from claiming a federal income tax deduction for total remuneration in excess of $1,000,000 paid to the chief executive officer or to any of the other four most highly compensated officers in any one year. Total remuneration includes amounts received upon the exercise of stock options granted under the Plan and the value of shares received when the shares of restricted stock became transferable (or such other time when income is recognized). An exception exists, however, for "qualified performance-based compensation." The Plan is intended to allow Grants to meet the requirements of "qualified performance-based compensation."

   Stock options and SARs should generally meet the requirements of "qualified performance-based compensation," if the exercise price or base price is at least equal to the fair market value of the Common Stock on the date of grant and if the Committee meets the Section 162(m) requirements. The Committee may grant performance units and restricted stock that are intended to be "qualified performance-based compensation" under Section 162(m) of the Code. In that event, the Committee shall establish in writing the objective performance goals that must be met and other conditions of the award before the beginning of the performance period or during a period permitted by Section 162(m) of the Code. The performance goals may relate to the employee's business unit or the performance of the Company and its subsidiaries as a whole, or any combination of the two. The Committee shall use objectively determinable performance goals based on one or more of the following criteria: stock price, earnings per share, net earnings, operating earnings, return on assets, shareholder return, return on equity, growth in assets, unit volume, sales, market share, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures. The Committee shall not have discretion to increase the amount of compensation that is payable upon achievement of performance goals. If restricted stock or performance units measured with respect to the fair market value of Common Stock are granted as "qualified performance-based compensation," not more than 100,000 shares of stock may be granted to an employee under the performance units or restricted stock for any year of a performance period. If performance units are measured with respect to other criteria, the maximum amount that may be paid to an employee with respect to each year of a performance period is $200,000. At the end of each performance period, the Committee shall certify the results of the performance goals and the extent to which the performance goals have been met.

   Transferability. Grants are generally not transferable by the participant, except in the event of death. However, the Committee may grant NSOs that allow the participant to transfer the NSOs on such terms as the Committee deems appropriate.

   Amendment and Termination of the Plan. The Board of Directors may amend or terminate the Plan at any time; provided, however, that the Board of Directors may not, without shareholder approval, make any amendment that requires shareholder approval pursuant to Section 162(m) of the Code. The Plan will terminate on the date immediately preceding the tenth anniversary of its effective date, unless terminated earlier by the Board of Directors or extended by the Board of Directors with approval of the shareholders.

   Adjustment Provisions. In the event of certain transactions identified in the Plan, the Committee may appropriately adjust: (i) the maximum number of shares of Common Stock available for Grants and the individual share limits, (ii) the number of shares covered by outstanding Grants, (iii) the kind of shares issued under the Plan and (iv) the price per share or market value of Grants, and such adjustments shall be effective and binding for all purposes of the Plan.

   Change of Control of the Company. In the event of a change of control, unless the Committee determines otherwise, all options, restricted stock and SARs will become fully vested, and grantees holding performance units will receive payment in settlement of the units based on the target payment for the performance period and the portion of the performance period that precedes the change of control. If the Company is not the surviving corporation following the change in control, the successor company would assume any outstanding Grants. The Committee could also require that holders of options or SARs surrender those Grants in exchange for a cash payment based on the excess of the stock's fair market value over the exercise price of the Grants.

   A change of control shall occur if (i) any person becomes a beneficial owner of more than 50% of the voting power of the Company's securities, (ii) the stockholders approve a liquidation or a sale of substantially all the Company's assets occurs, (iii) the stockholders approve the merger or consolidation of the Company with any other corporation where the shareholders of the Company immediately before the transaction will not own more than 50% of the voting power of all securities of the Company immediately after the merger, or (iv) after the Plan is approved by the stockholders, directors are elected such that a majority of the members of the Board shall have been members of the Board for less than two years, unless the election or nomination of each new director who is not a director at the beginning of the two year period was approved by vote of at least two-thirds of the directors still in office who were directors at the beginning of such period.

   Federal Income Tax Consequences. The current federal income tax treatment of Grants under the Plan is generally described below. Local and state tax authorities may also tax incentive compensation awarded under the Plan, and tax laws are subject to change. Participants are urged to consult with their personal tax advisors concerning the application of the general principles discussed below to their own situations and the application of state and local tax laws.

   There are no federal income tax consequences to a participant or to the Company upon the grant of an NSO under the Plan. Upon the exercise of an NSO, a participant will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price of the NSO, and the Company generally will be entitled to a corresponding federal income tax deduction. Upon the sale of shares acquired by the exercise of an NSO, a participant will have a capital gain or loss (long-term or short-term depending upon the length of time the shares were held) in an amount equal to the difference between the amount realized upon the sale and the participant's adjusted tax basis in the shares (the exercise price plus the amount of ordinary income recognized by the participant at the time of exercise of the NSO).

   A participant who is granted an ISO will not recognize taxable income for purposes of the regular income tax, upon either the grant or exercise of the ISO. However, for purposes of the alternative minimum tax imposed under the Code, in the year in which an ISO is exercised, the amount by which the fair market value of the shares acquired upon exercise exceeds the exercise price will be treated as an item of adjustment and included in the computation of the recipient's alternative minimum taxable income in the year of exercise. A participant who disposes of the shares acquired upon exercise of an ISO after two years from the date the ISO was granted and after one year from the date such shares were transferred to him or her upon exercise of the ISO will recognize long-term capital gain or loss in the amount of the difference between the amount realized on the sale and the exercise price (or the participant's other tax basis in the shares), and the Company will not be entitled to any tax deduction by reason of the grant or exercise of the ISO. As a general rule, if a participant disposes of the shares acquired upon exercise of an ISO before satisfying both holding period requirements (a "disqualifying disposition"), his or her gain recognized on such a disposition will be taxed as ordinary income to the extent of the difference between the fair market value of such shares on the date of exercise and the exercise price, and the Company will be entitled to a deduction in that amount. The gain, if any, in excess of the amount recognized as ordinary income on such a disqualifying disposition will be long-term or short-term capital gain, depending upon the length of time the participant held his or her shares prior to the disposition.

   A participant normally will not recognize taxable income upon receiving restricted stock, and the Company will not be entitled to a deduction, until such stock is transferable by the participant or no longer subject to a substantial risk of forfeiture for federal tax purposes, whichever occurs earlier. When the stock is either transferable or is no longer subject to a substantial risk of forfeiture, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the shares (less any amounts paid for such shares) at that time, and the Company will be entitled to a deduction in the same amount. A participant may, however, elect to recognize ordinary compensation income in the year the restricted stock is awarded in an amount equal to the fair market value of the shares subject to the restricted stock grant (less any amounts paid for such shares) at that time, determined without regard to the restrictions. In such event, the Company generally will be entitled to a corresponding deduction in the same year. Any gain or loss recognized by the participant upon subsequent disposition of the shares will be capital gain or loss.

   There are no federal income tax consequences to a participant or to the Company upon the grant of an SAR under the Plan. Upon the exercise of an SAR, if the participant receives the appreciation inherent in the SAR in cash, the participant will recognize ordinary compensation income in an amount equal to the cash received. If the participant receives the appreciation in shares, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the shares received. The Company generally will be entitled to a corresponding federal income tax deduction at the time of the exercise of the SAR. Upon the sale of any shares acquired by the exercise of an SAR, a participant will have a capital gain or loss (long-term or short-term depending upon the length of time the shares were held) in an amount equal to the difference between the amount realized upon the sale and the participant's adjusted tax basis in the shares (the amount of ordinary income recognized by the participant at the time of exercise of the SAR).

   There are no federal income tax consequences to a participant or to the Company upon the grant of performance units under the Plan. If the participant receives payment of the performance units in cash, the participant will recognize ordinary compensation income in an amount equal to the cash received. If the participant receives payment of the performance units in shares, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the shares received. The Company generally will be entitled to a corresponding federal income tax deduction at the time of the payment of the performance units. Upon the sale of any shares acquired upon payment of the performance units, a participant will have a capital gain or loss (long-term or short-term depending upon the length of time the shares were held) in an amount equal to the difference between the amount realized upon the sale and the participant's adjusted tax basis in the shares (the amount of ordinary income recognized by the participant at the time of the payment of the performance units).

   The Company's income tax deduction in any of the foregoing cases may be limited by the $1,000,000 limit of Section 162(m) of the Code if the Grant does not qualify as "qualified performance-based compensation" under Section 162(m) of the Code (see "Section 162(m)" above).

   Tax Withholding. The Company has the right to deduct from all amounts paid in cash under the Plan or from other wages paid to an employee of the Company, any federal, state or local taxes required by law to be withheld with respect to Grants, and the participant or other person receiving shares under the Plan will be required to pay to the Company the amount of any such taxes which the Company is required to withhold with respect to such shares. A participant may elect to satisfy the Company's income tax withholding obligation by withholding shares received from the exercise of a stock option or a restricted stock or performance unit Grant. The shares withheld may not exceed the participant's maximum marginal tax rate for federal, state and local tax liabilities.

              THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR"
                   THE APPROVAL OF THE AMENDMENT TO THE PLAN.

                                       ***


                              SHAREHOLDER PROPOSALS

Certain shareholders have submitted the two proposals set forth below. The following proposals have been carefully considered by the Board, which has concluded that their adoption would not be in the best interests of the Company or its shareholders. For the reasons stated after each proposal, the Board recommends a vote AGAINST each proposal.


                            Shareholder Proposal One
                               (Proxy Item No. 3)

Statement of Shareholder Proponent

   Mr. Lee H. Lovejoy, Hideaway Farm, 170 Bryan's Road, Hampton, NJ 08827, owner of 3,847 shares of common stock, has informed the Company that he plans to introduce the following resolution (the "Shareholder Proposal") at the meeting:

     RESOLVED: "The shareholders recommend that the Board of Directors take the necessary steps to reincorporate the Company from Pennsylvania to Delaware."

                      ----------------------------------------


Statement of the Board of Directors

   The Board of Directors recommends that you vote AGAINST this Proposal.

     Paragon Technologies, Inc., headquartered in Pennsylvania, has been a Pennsylvania corporation since it was founded 42 years ago in 1958. The Shareholder Proposal seeks to have the Board reincorporate into the state of Delaware.

   The Board has, as recently as February 9, 2000, discussed the possibility of establishing a new corporate structure which would have resulted in the Company reincorporating into Delaware. During these discussions, the Board identified several concerns about reincorporation at this time and did not identify measurable benefits to the Company or its shareholders from such a move.

   During the past year, the Company's Board has put into place new senior management which has been tasked with restructuring the Company's entire operating system and reorganizing the Company's businesses. The Company has begun to realize the results of these changes as evidenced by its greater effectiveness and efficiency, business control systems, and an improving bottom line. The Board of Directors desires to maintain the focus of the executives on operating the business and does not want the executives to be distracted by activities which neither enhance the Company's financial performance, nor increase shareholder value.

   Reincorporation  into the state of Delaware  could cause the Company to incur
(i) the expenses related to soliciting shareholder approval through the calling of a special meeting of shareholders and (ii) a variety of legal and accounting costs, and also subject the Company to Delaware state franchise taxes without a corresponding reduction in existing Pennsylvania taxes, and burden the Company's administrative personnel with additional non-core business concerns.

   The Board of Directors will continue to consider the issue of reincorporation into the state of Delaware; however, at the present time, the Board recommends a vote against this proposal.

                                       ***


                            Shareholder Proposal Two
                               (Proxy Item No. 4)

Statement of Shareholder Proponent

   Mr. Anthony W. Schweiger, 240 Trianon Lane, Villanova, PA, 19085, owner of 19,000 shares of common stock (the "Proponent"), has informed the Company that he plans to introduce the following resolution (the "Shareholder Proposal") at the meeting:

   BE IT RESOLVED, that Section 3.03 of the Bylaws of the Company ("Current Bylaws") concerning Special Meetings of the Shareholders be amended and replaced by the corresponding provision of the Bylaws as they were in effect in 1996 ("Prior Bylaws").

   In the opinion of the proponent shareholder, the Current Bylaws are not shareholder friendly and do not allow shareholders adequate representation. Shareholders have no rights to call a special meeting or have a reasonable process by which they may bring issues or concerns about the Company to the attention of other shareholders. Under the Current Bylaws, only the Board of Directors or the Chief Executive Officer may determine what and when issues may be presented to the shareholders. The Prior Bylaws provided shareholders with substantially greater due process under which they could engage in corporate governance. In particular, the Prior Bylaws provided that special meetings of the shareholders could be called by the President, Board of Directors, and the holders of the majority of shares entitled to vote.


SUMMARY OF SIGNIFICANT DIFFERENCES BETWEEN THE 1996 AND CURRENT
BYLAWS OF SI HANDLING SYSTEMS, INC./PARAGON TECHNOLOGIES, INC. REGARDING SPECIAL MEETINGS

Special Meetings of Shareholders

   The Prior Bylaws provide that a special meeting of the shareholders might be called at any time by the President, the Board of Directors or the holders of a majority of the shares entitled to vote. The Current Bylaws permit special meetings only if they are called by the President or Board of Directors; no number of shares is permitted to call for a special meeting of the shareholders.

                     ----------------------------------------

Statement of the Board of Directors

   The Board of Directors recommends that you vote AGAINST the Shareholder Proposal.

   The Board of Directors conducted a review of the Company's Bylaws in the spring of 1996 and determined that the Bylaws should be amended to update and modernize the then existing Bylaws in order to give effect to a number of changes in the Pennsylvania Business Corporation Law which had taken place over the prior ten years. The Board of Directors carefully considered each revision in 1996 and determined that the revisions were in the best interest of the Company and its shareholders. In addition, the revisions to the Prior Bylaws, including the provision regarding the special meetings of shareholders, were described in the Company's proxy statement for the 1996 annual meeting of shareholders and approved by a vote of the Company's shareholders at the annual meeting on July 17, 1996.

   The Proponent now suggests that shareholders do not have a reasonable process by which they may bring issues or concerns about the Company to other shareholders. In the opinion of the Board of Directors, shareholders do have the ability to bring concerns about the Company to the attention of other shareholders through shareholder proposals made in accordance with federal securities laws, rules, and regulations. The procedures establish a process for shareholders to make proposals and voice their concerns. In fact, the Securities and Exchange Commission has in the past decade enacted many reforms that the Board of Directors believes to have provided shareholders effective ways to voice concerns. These range from expanding the ability to conduct "vote no" campaigns, to lowering the costs and regulatory impediments to conducting proxy contests.

   Returning to the Prior Bylaws would permit a special meeting of shareholders to be called by a majority of the shares entitled to vote. The practical difficulties of obtaining a majority of the shares entitled to vote in a public company such as Paragon Technologies is such that the provision would be rarely, if ever, used. In fact, no special meetings of shareholders were called by shareholders during at least the ten years prior to the 1996 amendments.

   In addition, the process of calling a special meeting of shareholders is time consuming and costly. The process diverts the attention of management and other Company resources away from management's core focus of running the business and results in printing, mailing, and legal fees and expenses.

   The Board of Directors believes that the Company's Current Bylaws and the procedures established by the SEC provide shareholders with the ability to bring concerns about the Company to the attention of other shareholders. The Board of Directors therefore recommends a vote against this proposal.

                                       ***

         --------------------------------------------------------------



                             INDEPENDENT ACCOUNTANTS

     The Company's independent public accountants beginning in 1968 have been KPMG LLP. Representatives of that firm are expected to be present at the shareholders' meeting and available for questions and will be given an opportunity to make a statement if they so desire.




                           2001 SHAREHOLDER PROPOSALS

     Appropriate shareholder proposals which are intended to be presented at the 2001 Annual Shareholders' Meeting must be received by the Company no later than January 15, 2001, in order to be included in the 2001 proxy materials. With respect to shareholder proposals not included in the Company's proxy statement, the Company may utilize discretionary authority conferred by proxy voting on any such proposals if the shareholder does not give the Company notice of such matter by March 30, 2001. Proxy proposals are to be sent to the attention of Corporate Secretary, Paragon Technologies, Inc., 600 Kuebler Road, Easton, PA 18040.




                                  OTHER MATTERS

     The Company may pay brokers, nominees, fiduciaries, or other custodians for their reasonable expenses in sending proxy materials to, and obtaining instructions from, persons for whom they hold stock of the Company. The Company expects to solicit proxies primarily by mail, but directors, officers, and regular employees of the Company may also solicit in person, by telephone, telegraph, or telefax.

     As of the date of this Proxy Statement, management has no knowledge of any matters to be presented at the meeting other than those referred to above. If any other matters properly come before the meeting, the persons named in the accompanying form of proxy intend to vote such proxy in accordance with their best judgement.

     THE COMPANY WILL PROVIDE WITHOUT CHARGE, ON THE WRITTEN REQUEST OF ANY SHAREHOLDER, A COPY OF ITS ANNUAL REPORT ON FORM 10-K, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE TEN MONTHS ENDED DECEMBER 31, 1999. REQUESTS SHOULD BE DIRECTED TO THE CORPORATE SECRETARY, 600 KUEBLER ROAD, EASTON, PENNSYLVANIA 18040.

                           PARAGON TECHNOLOGIES, INC.
                     (FORMERLY, "SI HANDLING SYSTEMS, INC.")

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Elmer D. Gates and Ronald J. Semanick, or either of them acting in the absence of the other, as proxy holders, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock of Paragon Technologies, Inc. (formerly, "SI Handling Systems, Inc."), held of record by the undersigned on June 26, 2000, at the Annual Meeting of Shareholders to be held on August 24, 2000, at 11:00 a.m., local time, or at any adjournment thereof.

         This proxy when properly executed will be voted in the manner directed on the reverse side. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND MATTER NO. 2 AND AGAINST MATTERS NO. 3 AND 4. This proxy may be voted, in the discretion of the proxy holders, upon such other business as may properly come before the Annual Meeting of Shareholders or any adjournment thereof. The Board of Directors does not presently know of any other matters to be presented at the meeting.

         Please vote and sign on the other side. No postage is required if this proxy is returned in the enclosed envelope and mailed in the United States.

                                                                         SEE
                     (To Be Signed On Reverse Side)                     REVERSE
                                                                         SIDE



--------------------------------------------------------------------------------
X  Please mark your vote as in this example.

This proxy is solicited by the Board of Directors. Management recommends a vote
 FOR the Directors nominated and Matter No. 2 and AGAINST Matters No. 3 and 4.

                     FOR   WITHHELD
1.    ELECTION OF    /_/     /_/       NOMINEES:  L. Jack Bradt        5.  In their discretion, the Proxies are authorized to vote
      DIRECTORS                                   Elmer D. Gates           upon such other matters as may properly come before the
                                                  Michael J. Gausling      meeting or at any adjournments thereof.
                                                  William R. Johnson
                                                  Leon C. Kirschner
                                                  Steven Shulman

For, except vote withheld from the following nominee(s):
(INSTRUCTION: To withhold authority to vote for any individual nominee, print that nominee's name on the line below.)
---------------------------------------------  PLEASE MARK, SIGN, DATE AND
                                               RETURN THIS PROXY CARD
                                               PROMPTLY USING THE ENCLOSED
                                               ENVELOPE.

                                               I plan to attend the meeting. /_/

2.    Amendment to Equity Compensation Plan
                          FOR       AGAINST      ABSTAIN
                          /_/         /_/          /_/

3.    Shareholder         FOR       AGAINST      ABSTAIN
      Proposal No. 1      /_/         /_/          /_/

4.    Shareholder         FOR       AGAINST      ABSTAIN
      Proposal No. 2      /_/         /_/          /_/

SIGNATURE(S) _______________________________ DATE_______________________________
Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please provide full title and capacity.